UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2007

QUOVADX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29273	85-0373486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 E. Orchard Road, Suite 300S Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 488-2019

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 17, 2007, the Securities and Exchange Commission (“Commission”), issued a settled cease-and-desist order (“Order”) against Quovadx, Inc. in final resolution of a formal investigation initiated in April 2004. The Order included findings by the Commission that between 2002 and 2003, Quovadx improperly recognized over $12 million in revenue from software licensing deals with four of its customers and materially overstated its software licensing revenues in the affected quarters. Quovadx has been ordered to cease and desist from committing or causing any violations and any future violations of various anti-fraud provisions of the US securities laws. Quovadx consented to the issuance of the order without admitting or denying any of the findings, except as to the Commission’s jurisdiction over it and the subject matter of the proceedings, which were admitted. There is no financial penalty associated with the settlement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Quovadx, Inc. on July 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quovadx, Inc.
(Registrant)

By:	/s/ Linda Wackwitz
Name:	Linda Wackwitz
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: July 17, 2007

Exhibit Index

Exhibit No.
99.1	Press Release issued by Quovadx, Inc. on July 17, 2007